UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2022, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Virpax Pharmaceuticals, Inc. (the “Company”), the Company’s stockholders approved the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Incentive Plan”), the reservation of 1,500,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) for issuance thereunder and the rollover of all unused shares of Common Stock reserved under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) and the shares from outstanding awards that are canceled or forfeited under the 2017 Plan for issuance under the 2022 Incentive Plan. The board of directors of the Company had previously approved the 2022 Incentive Plan, subject to stockholder approval, and the 2022 Incentive Plan became effective upon such stockholder approval.

The foregoing description of the 2022 Incentive Plan is intended to be a summary and is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the matters the stockholders voted on were: (1) the election of two Class I directors; (2) the approval of the 2022 Incentive Plan, the reservation of 1,500,000 shares of Common Stock for issuance thereunder, and the rollover of all unused shares under the 2017 Plan and the shares from outstanding awards that are canceled or forfeited under the 2017 Plan; and (3) the ratification of the appointment of EisnerAmper, LLP as the Company’s independent registered public accounting firm. The final voting results were as follows:

1. The election of Vanila M Singh, M.D. and Gerald Bruce as Class I directors to hold office for a term of three years expiring at the annual meeting in 2025 and until their successor is duly elected and qualified or they are otherwise unable to complete their term. The votes were cast for this matter were as follows:

Nominee	For	Withheld	Broker Non-Votes
Vanila M. Singh, M.D.	3,412,211	1,663,618	2,772,044
Gerald Bruce	3,862,636	1,213,193	2,772,044

2. The proposal to approve the 2022 Incentive Plan, to reserve 1,500,000 shares of common stock for issuance thereunder, and to approve the rollover of all unused shares of common stock reserved under the 2017 Plan and the shares from outstanding awards that are canceled or forfeited under the 2017 Plan for issuance under the 2022 Incentive Plan was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
3,264,260	681,408	1,130,161	2,772,044

 3. The proposal to ratify the appointment of EisnerAmper, LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2022 was approved based upon the following votes:

For	Against	Abstentions
6,731,269	31,499	1,085,105

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Virpax Pharmaceuticals, Inc. 2022 Omnibus Equity Incentive Plan.
10.2	Virpax Pharmaceuticals, Inc. Form of Nonqualified Stock Option Grant Agreement
10.3	Virpax Pharmaceuticals, Inc. Form of Incentive Stock Option Grant Agreement
10.4	Virpax Pharmaceuticals, Inc. Form of Restricted Stock Award Agreement
10.5	Virpax Pharmaceuticals, Inc. Form of Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: July 25, 2022	By:	/s/ Christopher Chipman
Christopher Chipman
Chief Financial Officer

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